EX 26 (g) iii.

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

AUTO AND FACULTATIVE YRT (STRATEGIC EDGE GUL/GVUL) AGREEMENT

4/1/2005	Original Agreement

4/1/2005	Amendment – – Special Cases QSPs

9/1/2006	Amendment – New Contestable Claims Procedure

2/9/2007	Amendment – New Underwriting Guidelines, Schedules F-1, F-2; Add Enrollment Form

4/1/2007	Amendment –

1/1/2008	Amendment –

4/1/2008	Amendment –

7/1/2008	Amendment –

1/1/2009	Amendment –

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”, sometimes known as the “Reinsured”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2009, the Amendment effective date, the 1980 CSO valuation basis is being replaced by the 2001 CSO valuation basis. In future years, there could be another new valuation basis. This blanket amendment is for all treaties both terminated and non-terminated since any reinsured 1980 CSO product could be impacted.

If a product converts from a 1980 CSO valuation basis to a 2001 CSO or later valuation basis, the original conversion reinsurance premium rates continue to apply but the reserve credits will be based on the new valuation basis and the prevailing statutory interest rates.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/31/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/31/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/31/08
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	Date: 10/29/08

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ James M. Filmore	Date: 10/29/08

Print name: James M. Filmore

Title: AVP & Actuary

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Original Agreement Effective Date: April 1, 2005

For new issues on or after July 1, 2008, the Amendment effective date, the Ceding Company has increased it’s retention for the bolded coverages as stated in the attached table Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages. These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages only.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	s/ Peter G. Ferris	Date: 10/17/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	s/ Peter G. Ferris	Date: 10/17/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	s/ Peter G. Ferris	Date: 10/17/08
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By/s/ James M. Filmore	Date: 10/15/2008

Print name: James M. Filmore

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	Date: 10/15/2008

Print name: Paul R. Myers

Title: AVP & Actuary

EXHIBIT I: Reinsurer’s                      Assigned Quota Share Percentages

Munich American Reassurance Company

BUSINESS ONLY All Business 4/1/05 and later
Group/ Location	Policy Period	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

%

%

%

%

%

Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

Other                      new business percentages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Original Agreement Effective Date: April 1, 2005

Effective April 1, 2008, the Reinsurer is hereby assigned new quota share percentages for coverages in Exhibit I: Reinsurer’s                 Assigned Quota Share Percentages. These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s                  Assigned Quota Share Percentages only. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. Each year, as the quota share percentages are adjusted to meet certain maximum limits set by reinsurer and location, the Reinsurer’s quota share percentages may change and the percentages for the current policy period will be applied to inforce as well as new business. Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments. The Ceding Company’s retention may also fluctuate by group or location due to available reinsurance coverage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/16/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By: :	/s/ Peter G. Ferris	Date: 10/16/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: :	/s/ Peter G. Ferris	Date: 10/16/08
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	Date: 10/31/08

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ James M. Filmore	Date: 10/31/08

Print name: James M. Filmore

Title: AVP & Actuary

EXHIBIT I: Reinsurer’s                  Assigned Quota Share Percentages

Munich American Reassurance Company

BUSINESS ONLY All Business 4/1/05 and later	Policy Period: April 1, 2008 through March 31, 2009

Group/ Location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

%

Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

Other                  new business percentages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective January 1, 2008, the amendment effective date, the Ceding Company’s retention for                  coverages will be as stated in the attached table Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 9/10/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 9/10/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By/s/ Peter G. Ferris	Date: 9/10/08
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	Date: Sept. 3, 2008

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ James M. Filmore	Date: Sept. 5, 2008

Print name: James M. Filmore

Title: AVP & Actuary

EXHIBIT II: Reinsurer’s Special Case Assigned Pool Percentages

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
			%	%
			%	%
			%	%
			%	%
			%	%

			%	%

			%	%
			%	%
			%	%
			%	%
			%	%
			%	%
			%	%

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Original Agreement Effective Date: April 1, 2005

This Amendment is effective beginning April 1, 2007, the “Amendment Effective Date.”

The Reinsurer is hereby assigned quota share percentages for coverages stated Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages, and Exhibit II: Reinsurer’s Special Case Assigned Quota Share Percentages. These percentages are applied for each group shown in the attached Exhibits beginning on the coverage effective date noted in the Exhibits, if different than the Amendment Effective Date, and shall continue to be applied until the end of the policy period (if noted) or until certain maximum limits set by each reinsurer and location are reached, at which time the quota share percentages for the Reinsurer may be changed (for inforce as well as new business) and another amendment would then be required. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits of this Agreement. Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments. The Ceding Company’s retention may also fluctuate by group or location due to available reinsurance coverage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/10/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/10/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G. Ferris	Date: 10/10/07
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	Date: Oct. 1, 2007

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ James M. Filmore

Print name: James M. Filmore

Title: AVP & Actuary

EXHIBIT I: Reinsurer’s                      Assigned Quota Share Percentages

Munich American Reassurance Company

BUSINESS ONLY	Policy Period: April 1, 2007 through March 31, 2008
Group/ Location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

%

Other                      new business percentages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

EXHIBIT II: Reinsurer’s Special Case Assigned Quota Share Percentages

Munich American Reassurance Company

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Date	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
			%	%
			%	%

Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge GUL with or without the variable rider (GVUL)

Original Treaty Effective Date: April 1, 2005

Effective February 9, 2007, the Amendment effective date, the following underwriting guidelines will be applied to the above-referenced Agreement for applicable business as stated in the attached guidelines:

-    General GVUL underwriting guidelines (29 pages), (Schedule F-2 in the Agreement)

-                 underwriting guidelines (4 pages), (Schedule F-1 in the Agreement)

-    Enrollment form (1 page)

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

By:	/s/ Paul R. Myers	Date: June 25, 2007

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

By: /s/ James M. Filmore	Date: June 25, 2008

Print name: James M. Filmore

Title: AVP & Actuary

Proposals

Procedures 1-29

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

MUNICH AMERICAN REASSURANCE COMPANY,

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2006, the Amendment effective date, the Ceding Company and the Reinsurer hereby amend all of the reinsurance agreements (including the agreements which are already terminated to new business) so that the process of reviewing all new contestable claims received on or after this date between the Ceding Company and the Reinsurer shall be as follows, and shall replace only such contestable claims terms/procedures in each Agreement that conflict(s) with the contestable claims terms/procedures below. There shall no longer be a Lead Contestable Claim Reinsurer in any agreement, that function is replaced by the procedure below.

Amended Contestable Claims Procedure

The Ceding Company shall send to the Reinsurer for the Reinsurer’s review and opinion all of the contestable claims documentation as required in the underlying Agreement (including, but not limited to claim and underwriting file and investigation documentation), by any of the following means: facsimile, encrypted secure email, or express mail. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and to communicate its decision for each claim in writing (email is acceptable) to the Ceding Company within five (5) business days from the day in which the Reinsurer received the final documentation. The Ceding Company presumes that the Reinsurer received the information on the day it was sent by the Ceding Company, if sent by secure email or facsimile. If sent by overnight mail, the Ceding Company presumes the Reinsurer received the information the following business day. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the five-day period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s decision regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in any case only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within five (5) business days from the day in which the documentation was received by the Reinsurer. The Ceding Company presumes that the Reinsurer received the information on the day it was sent by the Ceding Company, if sent by secure email or facsimile. If sent by overnight mail, the Ceding Company presumes the Reinsurer received the information the following business day. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

1 The list                                                                                                                                                        .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Aug. 25, 2006
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Aug. 25, 2006
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By/s/ Peter G. Ferris		Date: Aug. 25, 2006
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY	MUNICH AMERICAN REASSURANCE COMPANY

By: /s/ Paul R. Myers	By :/s/ James M. Filmore

Print name: Paul R. Myers	Print name: James M. Filmore

Title: AVP & Actuary	Title: Second VP & Actuary

Date: 8/23/06	Date: 8/23/06

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective: April 1, 2005

The Reinsurer is hereby assigned quota share percentages for all coverages as stated in the attached tables, Exhibit I: Reinsurer’s                      and                      Assigned Pool Percentages, and Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages. These percentages are applied beginning on the reinsurer percentage effective date (or for the policy period where noted) for each group shown in the attached exhibits and the percentages shall continue to be applied until certain maximum limits set by each reinsurer and location are reached, at which time the quota share percentages for the Reinsurer may be changed (for inforce as well as new business) and another amendment would then be required. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. The Ceding Company’s retention may also fluctuate by group or location due to available reinsurance coverage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Nov. 21, 2006
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By/s/ Peter G. Ferris		Date: Nov. 21, 2006
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Nov. 21, 2006
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paul R. Myers	Date: Nov. 10, 2006

Print name: Paul R. Myers

Title: AVP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Carol W. Sullivan

Print name: Carol W. Sullivan

Title: AVP

EXHIBIT I: Reinsurer’s                      and                      Assigned Pool Percentages

Munich American Reassurance Company

BUSINESS ONLY	Policy Period: April 1, 2005 through March 31, 2006		Policy Period: April 1, 2006 through March 31, 2007
	Ceding Company Retention Percentage	Reinsurer Percentage NAR	Ceding Company Retention Percentage	Reinsurer Percentage NAR	Cession Code
Group/ Location	Ages 0-65 ; Ages 66+	At this/each location	Ages 0-65 ; Ages 66+	At this/each location

%

%

%

%

%

Business Only	Beginning April 1, 2005

%

%

EXHIBIT II: Reinsurer’s Special Case Assigned Pool Percentages

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Date	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
%
%
%
%

%
%
%
%
%
%

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

(hereinafter referred to as the “Reinsurer”)

Effective Date: April 1, 2005

COVERAGE: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Automatic and Facultative YRT Agreement

Ceding Company:	MML Bay State Life Insurance Company

C.M. Life Insurance Company

Massachusetts Mutual Life Insurance Company

Reinsurer:	Munich American Reassurance Company

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	April 1, 2005

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

Automatic and Facultative YRT Agreement

Effective Date: April 1, 2005

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ John Valencia	Date: 10/6/05
John Valencia
Assistant Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/6/05
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date: 10/6/05
Ed Jalowski
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By/s/ Ed Jalowski		Date: 10/6/05
Ed Jalowski
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY (MARC)

By: /s/ James M. Filmore		Date: Sept 19, 2005

Print name: James M. Filmore

Title: AVP & Actuary

By /s/ Sig C. Brekla		Date: 9-19-05

Print name: Sig C. Brekla

Title: VP

Automatic and Facultative YRT Agreement

Effective Date: April 1, 2005

Table of Contents

Article	Title	Page

I	Automatic Reinsurance	4
II	Provision for Facultative Submission	5
III	Basis of Reinsurance	5
IV	Premiums, Payments and Reports	6
V	Expenses	7
VI	Premium Taxes	7
VII	DAC Tax Election	7
VIII	Experience Refunds	7
IX	Policy Changes	8
X	Claims	10
XI	Increase in Retention	11
XII	Inspection of Records	11
XIII	Errors and Omissions	11
XIV	Insolvency	12
XV	Waivers and Amendments	13
XVI	Severability	13
XVII	Gramm-Leach-Bliley Privacy Requirements	13
XVIII	Notice	14
XIX	Arbitration	15
XX	Governing Law	15
XXI	Parties to Agreement	15
XXII	Agreement	16
XXIII	Good Faith and Financial Solvency	16
XXIV	Termination of Agreement with Respect to New Reinsurance	16
XXV	Headings	16

Schedule	Title	Page

A	Accepted Coverages	17
B	Reinsurance Limits	18
C	Special Net Risk Calculations	19
D	Reinsurance Premium Rates	20
E	Reinsurance Reports	21
F-1	Lehman Underwriting Guidelines	24
F-2	Normal Underwriting Guidelines	25
G	Rules for Determining QSP’s for GVUL	39
H	MassMutual GVUL Reinsurance Example	40
I	DAC Tax Schedule	28
J	Facultative Submission Form	29

ARTICLE I: AUTOMATIC REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The Ceding Company has retained the Percentage of Participation listed in Schedule B – Reinsurance Limits up to the maximum limit of retention stated therein.

2.	The total amount does not exceed the automatic binding limits shown in Schedule B – Reinsurance Limits.

3.	The amount per issue does not exceed the Issue Limit shown in Schedule B – Reinsurance Limits.

4.	If the certificates are listed on a guaranteed issue basis they must meet the parameters listed in Schedule F-1 and F-2- Underwriting Guidelines.

5.	The plans and riders which are listed in Schedule A – Accepted Coverages.

6.	The risk is a resident of the United States, Canada, Puerto Rico or Guam, or qualifies under the Guaranteed Issue Guidelines listed in Schedule F-1 and F-2 – Underwriting Guidelines.

7.	The risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last three (3) years.

B.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph C of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article XI – Increase in Retention.

C.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Acceptance Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

D.

The Ceding Company represents that it is, and shall use its best efforts to remain in compliance with all laws, regulations, judicial and administrative orders applicable to the policies, including, but not limited to, sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such sanctions may be amended from time to time, and the maintenance of an effective anti-money laundering policy (collectively “Laws”). Neither the Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation

ARTICLE I: AUTOMATIC REINSURANCE LIMITS

(Continued)

of said Laws, including making any payments in violation of the Law. Should either party discover a reinsurance payment has been made in violation of the Law, it shall notify the other party and the parties shall cooperate in order to take all necessary corrective actions.

ARTICLE II: PROVISION FOR FACULTATIVE SUBMISSION

A.

The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A– Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.

A facultative application shall be made that is in substantial accord with Schedule J – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.

The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of one hundred twenty (120) days from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.

The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV- Reinsurance Premiums and Reports, or Article XVI – Increase in Retention.

ARTICLE III: BASIS OF REINSURANCE

A.	Life .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the .

C.

The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule C – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.

Reinsurance premiums are payable monthly in advance on a variable net risk method for each reinsurance cession. However, the Ceding Company may choose to continue to pay its premium on an annual basis in advance and make appropriate financial accounting adjustments that may be required to properly reflect the change to a monthly payment mode. Such accounting adjustments must comply with generally acceptable accounting principles. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule D – Reinsurance Premium Rates. The rates in Schedule D – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.	If the .

In the                                                                                                                                                                .

C.	The .

D.

At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule E – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule E– Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

E.

The statement shall be furnished to the Reinsurer within forty-five (45) days after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving thirty (30) days written notice to the Ceding Company. At the close of the thirty (30) day period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them. The Ceding Company agrees that it shall not force termination under the

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(Continued)

provisions of the paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

F.

Terminated risks may be reinstated within sixty (60) days after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums, if any.

G.

If the period of time between when the premium becomes due to the Reinsurer from the Ceding Company exceeds thirty (30) days, the Reinsurer reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the Claim) from the day the premium becomes due to the day the Reinsurer receives the payment.

H.

The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule I– DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.

If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.

If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the Ceding Company on the risk, provided, however, that the Ceding Company shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article XI – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates.

D.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, as rounded to the nearest dollar.

E.

Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

F.

If the original policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the original policy until the expiry of the extended term period.

G.	If the original policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured will be reduced.

H.	Term .

1.

The term                                                                                                                                     occurs.

ARTICLE IX: POLICY CHANGES

a.

                                                                                                           under this Agreement.

b.

                                                                                                           under this Agreement.

2.

The term                                                                                                                                                .

                                                                                                           under this Agreement.

I.

Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

J.

If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Ceding Company’s risk terminates.

ARTICLE X: CLAIMS

A.

If there is a claim for death benefits on a reinsured risk, hereunder, the Ceding Company shall send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.

The Reinsurer upon receipt of the claim papers shall make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The Ceding Company’s contractual liability for policies reinsured under this agreement is binding on the Reinsurer.

C.

If a claim is contested or denied, the Ceding Company will notify all reinsurers and provide the claim file to each reinsurer. The Reinsurer must make a concerted effort to respond with the final claims decision regarding contestable claims within three business days from the business day in which the claims information was sent from the Ceding Company.

D.

The Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, or in any reduction in claim resulting therefrom.

E.

Unless it has previously released its liability, the Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses. Expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

F.

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

G.

The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case shall be made without interest.

H.	On claims paid by the Reinsurer if the period of time between when the Ceding Company requests claim payment and the Reinsurer reimburses the Ceding Company (provided the

Reinsurer has received satisfactory claim proof as referred to in Section A of Article X - Claims) exceeds thirty (30) days the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the Claim) from the day the Reinsurer received the request for claim payment to the day the Reinsurer reimburses the Ceding Company.

ARTICLE XI: INCREASE IN RETENTION

A.

If at any time, the Ceding Company changes its established retention limits for this business, as shown in Schedule B – Reinsurance Limits, written notice of the change will promptly be given to the Reinsurer.

B.

The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage on reinsurance in force in accordance with the following rules and according to the provision in Schedule B- Reinsurance Limits.

1.

The Ceding Company’s initial Participation Percentage in either situation described in Schedule B: Reinsurance Limits will be adjusted based on SCHEDULE G: RULES FOR DETERMINING QSP’s FOR GVUL, and SCHEDULE H: MASSMUTUAL GVUL REINSURANCE EXAMPLE. SCHEDULE H indicates an example for five (5) reinsurers, the same principles will apply should there be six (6) reinsurers.

2.	The change in Participation Percentage will become effective on the policy anniversary date.

3.	The new Participation Percentage must apply to all business for a given client reinsured under this Agreement to the extent that their concentration maximum at one location has not been breached.

ARTICLE XII: INSPECTION OF RECORDS

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

ARTICLE XIII: ERRORS AND OMISSIONS

It is                                                                                                                                                        .

ARTICLE XIV: INSOLVENCY

A.

In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.

In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.

In the event                                                                                       . Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Ceding Company or Reinsurer shall be considered insolvent when it:

1.	As the result of a liquidation of similar proceeding, applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties or assets; or

2.	Is adjudicated as bankrupt or insolvent; or

3.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or utilizes any bankruptcy, dissolution, liquidation, or similar law or statute; or

4.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Ceding Company or Reinsurer, as appropriate; or

5.	.

D.	Any .

ARTICLE XV: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. Amendments to this Agreement shall be put in writing and signed by both parties. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

ARTICLE XVI: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement shall not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The Ceding Company is a “financial institution” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Ceding Company and Reinsurer may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they shall not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, subpoena by federal, state or local authorities, or to the Ceding Company’s or Reinsurer’s affiliates in order to fulfill the terms of this Agreement. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer shall obtain agreements from any such third party reinsurers (as long as the third party is willing to release such document) that require the third party reinsurers to use reasonable care to maintain the confidentiality of the “non-public personal information”.

ARTICLE XVIII: NOTICE

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, or (iii) delivered in person to the parties at the following addresses:

If to the Ceding Company:

MML Bay State Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

C.M. Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

Munich American Reassurance Company

56 Perimeter Center East

Atlanta, GA 30346-2290

Attention: Reinsurance Officer

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

ARTICLE XIX: ARBITRATION

A.

To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within thirty (30) days of its receipt. At that time, the responding party shall state any additional dispute(s) it may have regarding the subject of the arbitration.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.

Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be current or former officers of other life insurance or life reinsurance companies: however, these arbitrators shall not be employees or former employees of either party to this Agreement or their affiliates. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within thirty (30) days after the other contracting company has given notice of its arbitrator appointment, the contracting company that has chosen an arbitrator may choose the second arbitrator and the two arbitrators shall, in turn, choose a third arbitrator before entering arbitration. If the                                                                                           .

D.	.

ARTICLE XX: GOVERNING LAW AND FORUM SELECTION

This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

ARTICLE XXI: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Reinsurer and the Ceding Company, and supercedes any prior oral or written agreements with respect to its subject.

ARTICLE XXII: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

ARTICLE XXIII: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns.

ARTICLE XXIV: TERMINATION OF AGREEMENT WITH RESPECT TO NEW

REINSURANCE

A.

This Agreement may be terminated with respect to new reinsurance by either party given written notice to the other at least one hundred and fifty (150) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, or Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than one hundred and fifty (150) days after written notice is given.

C.

The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement or becomes insolvent.

ARTICLE XXV: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

SCHEDULE A – ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Life insurance	.

:

.

: The	.

Lead Underwriting Reinsurer: RGA Reinsurance Company shall be the Lead Underwriting Reinsurer for all business issued under this Agreement.

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

In the circumstance that the underwriting manual is modified, either in whole or in part, any such modification will be reviewed with and approved by the Reinsurer of this Agreement and all pool members. The Reinsurer may accept the modification by an amendment to this Agreement.

SCHEDULE B – REINSURANCE LIMITS

SCHEDULE C – SPECIAL NET RISK CALCULATIONS

1.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

2.

The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk shall be a method that is mutually agreeable to both parties.

SCHEDULE D – REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

The

%
%
%

The	.

Premium Rates for Table Rated Risks (facultative only)

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

Premium Rates for Risks with Flat Extras (facultative only)

For	:

(1) % of the	;

(2) %	.

Policy Fees:

No policy fees shall be paid under this Agreement.

SCHEDULE E – REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be quarterly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums (First Year-End Renewal)
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding
Company
Underwriting Classification
Name or Identifier of Corporation or Bank

* Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse	Recapture
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments.

SCHEDULE E – REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available on magnetic tape cartridges.

Note:

The detail and summary reports and the electronic forms shall be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

                        Base Rate Table

the following table

the	.

For	% / % for
% / % for .

SCHEDULE F – 1

SCHEDULE F-2:

Background

This document

All new	product.

Within the                                  are intended for business

.

are selected

will be determined	applicable under

the	plan. In general	.

Table 1. shows the	and	selection.

Table 1.

Participation g
Coverage Selection Type i
)

.

:	Participation is determined by	.

:	Individuals	plan.

:	are determined by

.

:	participant.

:	that has	determined

.

:	that has	.

“	:	plan	that is	plan

.	A separate	.

:	one for which the	.

facultative case:	one for which	.

The	:
—
—	with a companion

The steps:
1. .
2. .
3. .
4. .
5. .
6 .

The Process:  1.

The Process:  2.

The Process:  3.

The Process:  4.

The Process:  5.

The Process:  6.

SCHEDULE I – DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.

The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.

The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.

The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.

If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.

The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

SCHEDULE J: FACULTATIVE SUBMISSION FORM